UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2018

CLS HOLDINGS USA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-174705	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11767 South Dixie Highway, Suite 115
Miami, Florida	33156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 438-9132

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sale of Equity Securities.

On June 20, 2018, CLS Holdings USA, Inc. (the "Company") executed an Agency Agreement with Canaccord Genuity Corp. and closed on a private offering of its special warrants for aggregate gross proceeds of C$13,037,859 (USD$9,988,173).  In connection therewith, the Company also entered into a Special Warrant Indenture and a Warrant Indenture with Odyssey Trust Company, as special warrant agent and warrant agent.

Pursuant to the offering, the Company issued 28,973,019 special warrants at a price of C$0.45 (USA$0.34) per special warrant.  Each special warrant is automatically exercisable, for no additional consideration, into units of the Company on the earlier of: (i) the date that is five business days following the date on which the Company obtains a receipt from the applicable securities regulatory authorities in each of the jurisdictions in Canada in which the special warrants were told for a final prospectus qualifying the distribution of the units, which is intended to be no later than August 31, 2018, and (ii) the date that is four months and one day after the completion of the Company's acquisition of all of the membership interests in Alternative Solutions, LLC, known as Oasis Cannabis.

Upon exercise of the special warrants, each unit shall consist of one share of the Company's common stock and one warrant to purchase one share of common stock.  Each warrant will be exercisable at a price of C$0.65 for three years after the Company's common stock is listed on a recognized Canadian stock exchange, subject to adjustment in certain events.  If the Company has not received a receipt from the applicable Canadian securities authorities for the qualifying prospectus by August 19, 2018, the unexercised special warrant will thereafter generally entitle the holder to receive 1.1 units instead of one unit of the Company.

In connection with the offering, the Company paid a cash commission equal to C$1,043,028 (USD$799,053), a corporate finance fee equal to 1,448,651 special warrants, and 2,317,842 compensation warrants. Each compensation warrant entitles the holder thereof to acquire one unit at a price of C$0.45 per unit for a period of 36 months from the date that the Company's common stock is listed on a recognized Canadian stock exchange, subject to adjustment in certain events.

The net proceeds of the offering will be disbursed to the Company in connection with its purchase of all of the membership interests in Alternative Solutions, LLC, known as Oasis Cannabis.

The special warrants, compensation warrants, units and underlying common stock and warrants are restricted securities.  The sale of the units in Canada was exempt from registration under the Securities Act because the units were sold in a private offering in accordance with the requirements of Category 3 of Rule 903 of Regulations S under the Securities Act.  The sale of the units in the United States was exempt from registration under the Securities Act because the units were sold in a private offering to verified accredited investors pursuant to Rule 506(c) under the Securities Act.

Item 9.01          Financial Statements and Exhibits

(d)          Exhibits.

Exhibit No.	Description of Exhibit

4.1	Special Warrant Indenture dated June 20, 2018 between CLS Holdings USA, Inc. and Odyssey Trust Company.
4.2	Warrant Indenture dated June 20, 2018 between CLS Holdings USA, Inc. and Odyssey Trust Company.
10.1	Agency Agreement dated June 20, 2018 by and between CLS Holdings USA, Inc. and Canaccord Genuity Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: June 26, 2018	By:	/s/ Jeffrey I. Binder
Jeffrey I. Binder
Chairman and Chief Executive Officer